Exhibit 10.1

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT, dated as of October 10, 2013 (the “Amendment”) is made pursuant to that certain Third Amended and Restated Loan Agreement dated as of February 17, 2012 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), JARDEN CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), SUNTRUST BANK, a Georgia banking corporation (together with its successors and permitted assigns, “SunTrust Bank”), as a Lender, PNC BANK, NATIONAL ASSOCIATION, a national banking association, (together with its successors and permitted assigns, “PNC”), as a Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and permitted assigns, “Wells Fargo” and, together with SunTrust Bank and PNC, the “Lenders” and each individually a “Lender”), as a Lender, and SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lenders (the “Administrator”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrator and the Lenders have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agreement shall be and hereby is amended as follows:

2.1. The following defined terms appearing in Section 1.1 of the Agreement are hereby amended and restated in their respective entireties to read as follows:

“Commitment” means, with respect to each Lender, the dollar amount set forth opposite such Lender’s signature on the signature pages hereto under the heading “Commitment”, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.11 hereof and Section 2.6); provided, however, that from and after the Commitment Termination Date for a Lender, the dollar amount of the Commitment of such Lender shall equal zero.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrator or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrator or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, however that a Delayed Funding Lender shall not be a Defaulting Lender so long as such Delayed Funding Lender funds the Delayed Loan Amount on or prior to the Delayed Funding Date.

“Facility Limit” means $500,000,000.

“Pro Rata Share” means, with respect to a Lender, the percentage obtained by dividing such Lender’s Commitment by the aggregate Commitments of all Lenders, provided, however, that with respect to allocations of Collections and payments made hereunder pursuant to Section 4.2 (and for purposes of principal payments as set forth Section 4.1(e) and 4.3): (i) at any time that no Lender is a Delayed Funding Lender with an unfunded Delayed Loan Amount and any Delayed Funding Amount has been distributed to the Non-Delayed Funding Lenders pursuant to Section 2.2(d), the Pro Rata Share for purposes of this proviso shall be equal to the percentage obtained by dividing such Lender’s Commitment by the aggregate Commitments of all Lenders and (ii) at any time that a Delayed Funding Lender has an unfunded Delayed Loan Amount and such Delayed Funding Lender is not a Defaulting Lender or any Delayed Funding Amount has not been distributed to the Non-Delayed Funding Lenders pursuant to Section 2.2(d), the Pro Rata Share for purposes of this proviso shall be equal to the percentage obtained by dividing such Lender’s Credit Exposure by the aggregate Credit Exposure of all Lenders.

“Reserve Floor” means, for any Calculation Period, the sum of (a) 14%, and (b) the product of (i) the Expected Dilution Ratio as of the most recent Calculation Date, times (ii) the Dilution Horizon Ratio as of the most recent Calculation Date.

“Required Lenders” means the Lenders representing an aggregate of more than 66 2/3% of (a) prior to the Commitment Termination Date and so long as no Lender is a Delayed Funding Lender with an unfunded Delayed Loan Amount, the aggregate Commitments of the Lenders then in effect and (b) after the Commitment Termination Date or at any time that a Delayed Funding Lender has an unfunded Delayed Loan Amount and such Delayed Funding Lender is not a Defaulting Lender the aggregate Credit Exposure; provided that the Commitment of, and the portion of any outstanding Credit Exposure, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that in no event shall Required Lenders include fewer than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.

“Scheduled Commitment Termination Date” means October 10, 2016, as extended from time to time by mutual agreement of the parties hereto.

2.2. The following defined terms are inserted in Section 1.1 of the Agreement in their proper alphabetical position:

“Borrowing Date” is defined in Section 2.2(a).

“Delayed Funding Date” is defined in Section 2.2(b).

“Delayed Funding Lender” is defined in Section 2.2(b).

“Delayed Funding Notice” is defined in Section 2.2(b).

“Delayed Loan Amount” is defined in Section 2.2(b).

“Facility Limit Increase” means an increase in the Facility Limit pursuant to Section 2.11 hereof.

“Facility Limit Increase Request” is defined in Section 2.11 hereof.

“Yankee Candle” means The Yankee Candle Company, Inc., a Massachusetts corporation.

2.3. Clause (a) of the defined term “Eligible Receivable” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) that was created by an Originator (i) in compliance in all material respects with all applicable requirements of the applicable Credit and Collection Policy and (ii) in the ordinary course of its business; provided, however that no Receivable created or originated by Yankee Candle shall be an Eligible Receivable until the Administrator shall have received a Monthly Report duly executed by an Authorized Officer of the Servicer incorporating in full data with respect to such Receivables in form and substance reasonably satisfactory to the Administrator and each Lender;

2.4 Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.2. Borrowing Procedures. (a) Borrowing Requests. The Borrower (or the Servicer on its behalf) may request an Advance hereunder by delivering a Borrowing Request to the Administrator and each Lender not later than 2:00 p.m. (Atlanta time), two (2) Business Days prior to the proposed date of such borrowing (the “Borrowing Date”). Each Borrowing Request given by the Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on the Borrower except in connection with a Delayed Funding Notice as provided in Section 2.2(b). Any request for an Advance also may be given by telephone, provided that it is promptly confirmed by facsimile transmission of a signed Borrowing Request or by electronic mail message attaching a portable data format or “.pdf” file containing an image of the signed Borrowing Request.

(b) Delayed Funding. The Borrower and the Lenders agree that the requested Loans shall be funded in accordance with Section 2.3 on the Borrowing Date specified in the Borrowing Request unless, (i) if such Borrowing Request is delivered more than two (2) Business Days prior to the requested Borrowing Date, within one (1) Business Day after the Borrower delivers such Borrowing Request and (ii) if such Borrowing Request is delivered two (2) Business Days prior to the requested Borrowing Date, not later than 12:00 noon (Atlanta time) on the Business Day after the Borrower delivers such Borrowing Request, any Lender (any such Lender, a “Delayed Funding Lender”) notifies the Borrower and each other party hereto in writing (a “Delayed Funding Notice”) that (x) charges relating to the “liquidity coverage ratio” under Basel III have been and are being recognized on such Delayed

Funding Lender’s commitments, interests or obligations hereunder and (y) such Delayed Funding Lender intends to fund its Pro Rata Share of the Advance so requested (the “Delayed Loan Amount”) on a date specified in writing that is on or before the thirty-fifth (35th) day following the date of such Borrowing Request (or if such day is not a Business Day, then on the next succeeding Business Day) (the “Delayed Funding Date”) rather than on the Borrowing Date requested in the Borrowing Request, and the Delayed Funding Date shall automatically be deemed to be the Borrowing Date related to such Borrowing Request with respect to such Delayed Funding Lender. For the avoidance of doubt, the Borrower acknowledges and agrees that the “charges” provided for in the Delayed Funding Notice pursuant to clause (x) above may be external charges incurred by the Delayed Funding Lender or internal charges incurred by any business of the Delayed Funding Lender’s interests or obligations hereunder. Upon receipt of a Delayed Funding Notice, the Borrower may revoke the related Borrowing Request in whole by 4:00 p.m. (Atlanta time) on the Business Day on which the Borrower receives the Delayed Funding Notice; provided, however that failure by the Borrower to revoke the related Borrowing Request as provided above shall be deemed an acceptance of the Delayed Funding Date. Should the Borrower revoke the Borrowing Request, such revocation shall be without cost to the Borrower and the Administrator and the Lenders shall not be entitled to damages, compensation or indemnity from the Borrower due to such revocation. For the avoidance of doubt, (i) each Lender that is not a Delayed Funding Lender shall be obligated to fund its Pro Rata Share of the requested Advance in accordance with Section 2.3, (ii) the applicable Delayed Loan Amount shall not be taken into account in the determination of a Delayed Funding Lender’s Credit Exposure until such time as the Delayed Funding Lender shall have funded the Delayed Loan Amount, and (iii) so long as the conditions precedent set forth in Article VII with respect to the requested Advance were satisfied on the related Borrowing Date, the Delayed Funding Lender shall be required to fund the Delayed Loan Amount irrespective of whether the Borrower would be able to satisfy the conditions precedent set forth in Article VII to an Advance on such Delayed Funding Date. No Delayed Funding Lender shall be considered to be in default of its obligation to fund its Delayed Loan Amount hereunder unless and until it has failed to fund the Delayed Loan Amount on or before the Delayed Funding Date.

(c) If (i) one or more Delayed Funding Lenders provide a Delayed Funding Notice to the Borrower in respect of any Borrowing Request and (ii) the Borrower shall not have revoked the Borrowing Request in accordance with Section 2.2(b) hereof, the Administrator shall, by no later than 4:00 p.m. (Atlanta time) on the Business Day preceding such Borrowing Date, direct each Lender that is not a Delayed Funding Lender with respect to such Borrowing Date (each a “Non-Delayed Funding Lender”) to fund an additional portion of such requested Advance on such Borrowing Date equal to such Non-Delayed Funding Lender’s proportionate share (based upon such Non-Delayed Funding Lender’s Pro Rata Share relative to the sum of the Commitments of all Non-Delayed Funding Lenders) of the aggregate Delayed Loan Amounts with respect to such Borrowing Date; provided, however, that in no event shall a Non-Delayed Funding Lender be required to fund any amounts in excess of its Commitment.

(d) After the Non-Delayed Funding Lenders fund a Delayed Loan Amount on any Borrowing Date in accordance with Section 2.2(c), the Delayed Funding Lender in respect of such Delayed Loan Amount will be obligated to fund the Delayed Loan Amount on or before its Delayed Funding Date, irrespective of whether the Borrower would be able to satisfy the conditions precedent set forth in Article VII to an Advance, in an amount equal to such Delayed Loan Amount on such Delayed Funding Date. Such Delayed Funding Lender shall fund such Delayed Loan Amount on such Delayed Funding Date by paying such amount to the Administrator in immediately available funds, and the Administrator shall distribute such funds to each such Non-Delayed Funding Lender, pro rata based on the relative amount of such Delayed Loan Amount funded by such Non-Delayed Funding Lender on such Borrowing Date pursuant to Section 2.2(c) so that each Lender is then holding its Pro Rata Share of Advances Outstanding.

(e) For the avoidance of doubt, interest shall not accrue on any Delayed Loan Amount until the date such Delayed Loan amount is funded by the Delayed Funding Lender or a Non-Delayed Funding Lender pursuant to Section 2.2(d).

2.5. The first sentence of Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

Subject to the satisfaction of the conditions precedent set forth in Article VII with respect to such Advance (except as set forth in Section 2.2(b) with respect to a Delayed Loan Amount) and the limitations set forth in Section 2.1, each Lender shall make the proceeds of its Loan comprising its Pro Rata Share of such requested Advance available to the account specified in the Borrowing Request in immediately available funds on the proposed Borrowing Date.

2.6. The first sentence of Section 2.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.8(d), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day prior to the Commitment Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the number of outstanding Letters of Credit issued by the Issuing Lender for the account of the Borrower would be more than 50, (ii) the L/C Obligations would exceed $60,000,000; provided that L/C Obligations attributable to standby letters of credit shall not exceed twenty percent (20%) of the Facility Limit, or (iii) the aggregate Credit Exposure from time to time outstanding hereunder would exceed the lesser of (x) the Facility Limit and (y) the Borrowing Base.

2.7. The first clause prior to the proviso of the first sentence in Section 2.10(b) is hereby amended and restated in its entirety to read as follows:

If any Lender requests compensation under Section 6.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.3, if any Lender is a Defaulting Lender hereunder, if any Lender is a Delayed Funding Lender until such time as such Delayed Funding Lender has funded its applicable Delayed Loan Amount, or if any Lender has delivered a Delayed Funding Notice two times or more in any twelve month period, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrator, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.1), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment);

2.8. The following new Section 2.11 is hereby added to Article II of the Agreement in the appropriate numerical sequence:

Section 2.11. Increase in Facility Limit. The Borrower may, on any Business Day prior to the Commitment Termination Date, with the written consent of the Administrator and the Issuing Lender, increase the Facility Limit by delivering a request substantially in the form attached hereto as Exhibit J (each, a “Facility Limit Increase Request”) or in such other form acceptable to the Administrator at least ten (10) Business Days prior to the desired effective date of such increase (the “Facility Limit Increase”) identifying an additional Lender that is a Permitted Assignee (or additional Commitments for existing Lender(s)), and the amount of its Commitment (or additional amount of its Commitment(s)); provided, however, that (i) any increase of the Facility Limit to an amount in excess of $750,000,000 will require the approval of all Lenders, (ii) any increase of the aggregate amount of the Facility Limit shall be in an amount not less than $25,000,000, (iii) no Significant Event or Unmatured Significant Event shall have occurred and be continuing at the time of the request or the effective date of the Facility Limit Increase, (iv) all representations and warranties contained in Article VIII hereof (as the same may be amended from time to time) shall be true and correct in all material respects at the time of such request and on the effective date of such Facility Limit Increase, and (v) unless such increase is increasing the Commitment of an existing Lender, the Administrator shall have provided its written consent to such increase (which consent shall not be unreasonably withheld or delayed). The effective date of the Facility Limit Increase shall be agreed upon by the Borrower and the Administrator. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall make Advances in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Advances. It shall be a condition to such effectiveness that the Borrower shall not have previously terminated any portion of the Commitments pursuant to Section 2.6 hereof. The Borrower agrees to pay any reasonable expenses of the Administrator relating to any Facility Limit Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

2.9. Exhibit F to the Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Exhibit F attached hereto.

2.10. A new Exhibit J is hereby added to the Agreement and shall read as set forth on Exhibit J attached hereto.

2.11. Schedule 8.12 to the Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Schedule 8.12 attached hereto.

2.12. Each of the Commitments of the Lenders set forth opposite such Lender’s signature on the signature pages to the Agreement under the heading “Commitment” are hereby amended and restated in their respective entireties to read as set forth opposite such Lender’s signature on the signature pages hereto under the heading “Commitment.”

Section 3. Conditions to Amendment.

3.1. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first written above (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a) The Borrower, the Servicer, the Administrator, and each Lender shall have executed and delivered this Amendment.

(b) The Administrator shall have received a duly executed Reaffirmation, Consent and Acknowledgment of the Performance Undertaking in the form attached hereto.

(c) The Borrower, the Servicer, the Administrator, and each Lender shall have executed and delivered the Seventh Amended and Restated Fee Letter and each Lender and the Administrator shall have received all fees due and payable thereunder on the date hereof.

(d) The Administrator shall have received the duly executed Joinder Agreement of The Yankee Candle Company, Inc. and Lifoam Industries, LLC (collectively the “New Originators” and each individually a “New Originator”) to the Receivables Contribution and Sale Agreement together with:

(i) a copy of each New Originator’s Credit and Collection Policy;

(ii) a certificate of an Authorized Officer of each New Originator (together with incumbency certificate, organizational documents, and resolutions);

(iii) UCC, tax and judgment lien searches against each New Originator;

(iv) UCC financing statements naming each New Originator as seller/debtor, Borrower as buyer/assignor and Administrator as secured party/total assignee; ; and

(v) all consents from and authorizations by any Persons and all waivers and amendments to existing credit facilities necessary in connection with the Receivables Contribution and Sale Agreement.

(e) The Administrator shall have received favorable opinions of legal counsel to Jarden, the Servicer and each New Originator regarding corporate matters, enforceability, perfection, nonconsolidation and true sale, each in form and substance reasonably satisfactory to the Administrator.

(f) The Administrator shall have received a duly executed certificate of an Authorized Officer of Jarden that no Termination Event or Unmatured Termination Event exists and is continuing.

(g) The Administrator shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrator may reasonably request.

3.2. Condition Subsequent. No later than thirty (30) days after the Amendment Effective Date (or such later date as may be acceptable to the Administrator), the Borrower shall deliver to the Administrator (i) evidence that each Lock-Box Account set forth on Schedule 8.12 hereto has been transferred into the name of the Borrower and (ii) Lock-Box Agreements with respect to each of the Lock-Box Accounts in the United States, duly executed by all parties thereto. Effective thirty (30) days after the Amendment Effective Date, no Receivable paid into a Lock-Box with respect to which the Borrower has failed to satisfy this condition subsequent shall be deemed an Eligible Receivable.

Section 4. Agreement in Full Force and Effect/Effectiveness of Amendment. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Upon the effectiveness of this Amendment, (i) Borrower and Servicer each hereby reaffirms all covenants, representations and warranties made by it in the Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date (except for those representations and warranties that are expressly made only as of a different date, which representations and warranties shall be correct as of the date made) and (ii) each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be, a reference to the Agreement as amended hereby.

Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Third Amended and Restated Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES, LLC, as Borrower

By:	Sunbeam Products, Inc. Its: manager and sole member

By:	/s/ John E. Capps
Name: John E. Capps Title: Vice President

JARDEN CORPORATION, as Servicer

By:	/s/ John E. Capps
Name: John E. Capps Title: Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator

	By:	/s/ Emily Shields
Name: Emily Shields Title: Vice President

SUNTRUST BANK, as Lender

	By:	/s/ Michael Peden
COMMITMENT: $300,000,000		Name: Michael Peden Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and as Issuing Lender

	By:	/s/ Ryan C. Tozier
COMMITMENT: $100,000,000		Name: Ryan C. Tozier Title: Assistant Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ Jason Rising
COMMITMENT: $100,000,000		Name: Jason Rising Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF PERFORMANCE GUARANTOR

The undersigned, Jarden Corporation, heretofore executed and delivered to the Administrator a Performance Undertaking dated August 24, 2006. The undersigned hereby acknowledges and consents to the Amendment as set forth above and confirms that its Performance Undertaking, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any other amendment or modification to the Agreement or any of the Loan Documents referred to therein (each as existing on the date hereof) shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrator and the Lenders are relying on the assurances provided herein in entering into the Amendment set forth above and maintaining credit outstanding to the Borrower.

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps Title: Executive Vice President, General Counsel and Secretary